As filed with the Securities and Exchange Commission on ___________.	File No. ________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)
Illinois	36-2848943
(State or other jurisdiction	(IRS Employer Identification Number)
of incorporation)
22160 North Pepper Road
Lake Barrington, Illinois 60010
(847) 382-1000
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

CTI INDUSTRIES CORPORATION 2009 STOCK INCENTIVE PLAN
(Full title of the Plan)

Stephen M. Merrick
Chief Financial Officer
CTI Industries Corporation
22160 North Pepper Road
Lake Barrington, Illinois 60010
 (Name and Address of Agent for Service)

Phone: (847) 382-1000
Fax: (847) 382-1219
(Telephone Number, Including Area Code, of Agent for Service)

WITH COPIES TO:

Jonathan K. Miller, Esq.
Vanasco Genelly & Miller
33 N. LaSalle Street, Suite 2200
Chicago, Illinois 60602
(312) 786-5100

CALCULATION OF REGISTRATION FEE

Common Stock Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
250,000	(1)	$6.48	(2)	$1,620,000	$115.51

(1)	Represents shares of common stock available for issuance pursuant to the CTI Industries Corporation 2009 Stock Incentive Plan.
(2)
Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933 based on the average of the high and low sales prices of CTI Industries Corporation common stock as reported on the NASDAQ Small Cap Market on September 15, 2010.

TABLE OF CONTENTS

PART I	3
EXPLANATORY NOTE	3
PART II	3
INFORMATION REQUIRED IN REGISTRATION STATEMENT	3
Item 8. Exhibits	3
SIGNATURES	4
EX- 4.3 2009 Stock Incentive Plan
EX- 5.1 Opinion and Consent of Vanasco Genelly & Miller, PC
EX- 23.2 Consent of Blackman Kallick, LLP

PART I

EXPLANATORY NOTE

This Registration Statement covers 250,000 shares of common stock (the “Shares”) issuable pursuant to the 2009 Stock Incentive Plan of CTI Industries Corporation (the “Plan”).  The maximum cumulative number of shares issuable under the Plan is 250,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)           The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2009;

(b)           The Quarterly Reports of the Company on Form 10-Q for the fiscal quarter ended June 30, 2010;

(c)           The Definitive Proxy Statement of the Company dated April 30, 2009, for the Annual Meeting of Shareholders on June 5, 2009.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 8.              Exhibits

4.1	Articles of Incorporation of CTI Industries Corporation

4.2	By-Laws of CTI Industries Corporation

4.3	CTI Industries Corporation 2009 Stock Incentive Plan

5.1	Opinion of Vanasco Genelly & Miller, PC

23.1	Consent of Vanasco Genelly & Miller, PC (included in Exhibit 5.1)

23.2	Consent of Blackman Kallick, LLP, Independent Auditors of CTI Industries Corporation

23.3	Power of Attorney (contained on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Barrington, State of Illinois, on September 16, 2010.

CTI INDUSTRIES CORPORATION

By:	/s/ Howard W. Schwan
Howard W. Schwan, President

By:	/s/ Stephen M. Merrick
Stephen M. Merrick, Executive Vice
President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

The undersigned officers and directors of CTI Industries Corporation hereby constitute and appoint Howard W. Schwan and Stephen M. Merrick, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the indicated capacities as of September 16, 2010.

Signatures	Title	Date

/s/ Howard W. Schwan	President and Director	9/16/2010
Howard W. Schwan

/s/ John H. Schwan	Chairman and Director	9/16/2010
John H. Schwan

/s/ Stephen M. Merrick	Executive Vice President,	9/16/2010
Stephen M. Merrick	Chief Financial Officer,
Secretary and Director

/s/ Stanley M. Brown	Director	9/16/2010
Stanley M. Brown

/s/ Bret Tayne	Director	9/16/2010
Bret Tayne

/s/ John I. Collins	Director	9/16/2010
John I. Collins

/s/ Phillip Roos	Director	9/16/2010
Phillip Roos